EXHIBIT 99.1

News Release

Media contact:

Lori Stafford

Assistant Vice President Corp. Comms.

262-879-5130

Lori.stafford@fiserv.com

Investor Contact:

David Banks

Vice President Investor Relations

262-879-5055

David.banks@fiserv.com

For immediate release:

May 24, 2007

Fiserv to Sell Investment Support Services Businesses

Brookfield, Wis., May 24, 2007 – Fiserv, Inc. (NASDAQ: FISV), a leading provider of technology solutions, has signed definitive agreements to sell its Fiserv Investment Support Services (Fiserv ISS) operations in two separate transactions. The transactions, which are subject to customary conditions and regulatory approvals, are expected to close by the end of the year, or earlier, depending on regulatory approvals. Fiserv ISS manages nearly 300,000 retirement and custodial accounts valued at $46 billion.

TD AMERITRADE Holding Corporation has agreed to acquire Fiserv Trust Company and the accounts of Fiserv’s institutional retirement plan and advisor services operations for $225 million in cash at closing, plus contingent cash consideration of up to $100 million based on the achievement of revenue targets over the twelve months subsequent to closing. In addition, Fiserv will be reimbursed by TD AMERITRADE for the net capital included in the business of approximately $50 million at closing, and Fiserv will retain its additional excess capital of approximately $30 million. As part of the transaction, Fiserv’s registered investment advisor and retirement plan administrator clients will transition post-closing to TD AMERITRADE.

Fiserv will also enter into a transition services agreement with TD AMERITRADE, under which Fiserv will provide services for a period of up to six months after the closing, in order to facilitate an orderly transition of the business.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

In a separate transaction, Bob Beriault, who is currently group president for Fiserv ISS, has agreed to acquire the remaining accounts and net capital of the investment support services business for approximately $50 million in cash. Fiserv will retain a preferred share minority interest in the business.

“We are focused on operating businesses where we have a clear leadership position which translates to strong growth and superior value for our clients,” said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. “Combining our financial advisor facing businesses with TD AMERITRADE will create an even more powerful market force which will lead to enhanced value for clients.”

Fiserv estimates that it will record a net gain on the sale of the business in 2007, which includes transaction-related expenses. Fiserv estimates that this transaction will be slightly dilutive to 2008 earnings per share as the net proceeds from the sale of the business are redeployed. In 2006, Fiserv ISS contributed approximately $0.12 in earnings per share of Fiserv’s total reported earnings per share of $2.53.

“The proceeds from this sale will provide us with additional capital to deploy in a manner that builds shareholder value. We are focused on opportunities which enhance our long-term growth prospects in businesses where we have a strong competitive position. We are pleased with this outcome,” added Yabuki.

“We looked hard to find the right partner for our institutional clients, and TD AMERITRADE offered a great fit,” said Skip Schweiss, executive vice president, Fiserv Investment Support Services. “They share our commitment to exceptional service, and we are impressed with their support for the fee-compensated advisory industry and their emerging strength in the open architecture defined contribution market space.”

“We are excited about the opportunity to serve the Fiserv client base,” said Tom Bradley, president, TD AMERITRADE Institutional. “We’re confident that these clients will benefit significantly from our industry-leading technology, flexible service teams, extensive management experience and ongoing advisor advocacy efforts.”

The remaining investment support services business will become a new private company led by Beriault. The company will provide back-office and custody services for 190,000 retirement accounts with an estimated $16 billion in assets and $1 billion in FDIC insured deposits. This transaction is expected to close after regulatory approval and the completion of the transition to TD AMERITRADE.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

“I welcome the opportunity to focus on building and delivering customized services and solutions to investors who desire to diversify their retirement portfolios,” said Beriault, group president of Fiserv Investment Support Services.

About TD AMERITRADE Holding Corporation

TD AMERITRADE Holding Corporation, a Fortune 1000 company, through its brokerage subsidiaries provides a dynamic balance of investment products and services that further the Independent Spirit of individual investors. Listed by Barron’s as the #1 Web-based broker and Forbes as one of America’s best big companies, the company’s full spectrum of services include a leading active trader program and long-term investor solutions, including a national branch system, as well as relationships with one of the largest networks of independent registered investment advisors. The company’s common stock trades under the ticker symbol AMTD. For more information, please visit www.amtd.com.

About Fiserv Investment Support Services

Fiserv Investment Support Services (Fiserv ISS) is one of the nation’s largest trustees of self-directed retirement plans, administering nearly 300,000 retirement and custodial accounts valued at $46 billion. Based in Denver, Colorado, Fiserv ISS’ flexible solutions are designed to fit the varied needs of its wide range of clients. Fiserv ISS is a marketing name of Fiserv Trust Company, member FDIC. Revenues for the Fiserv Investment Support Services segment in 2006 were $137 million.

About Fiserv

Fiserv, Inc. (NASDAQ: FISV), a Fortune 500 company, provides information management systems and services to the financial and insurance industries. Leading services include transaction processing, outsourcing, business process outsourcing (BPO), software and systems solutions. The company serves more than 18,000 clients worldwide and is the leading provider of core processing solutions for U.S. banks, credit unions and thrifts. Fiserv was ranked the largest provider of information

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

technology services to the financial services industry worldwide in the 2004, 2005 and 2006 FinTech 100 surveys. Headquartered in Brookfield, Wis., Fiserv reported more than $4.5 billion in total revenue for 2006. For more information, please visit www.fiserv.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding regulatory approvals, the anticipated future benefits of the transactions, and the timing and completion the transactions. These statements are based upon current information and expectations. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may adversely affect the anticipated results include, among others, the uncertainties inherent in obtaining necessary regulatory approvals. For additional information regarding risk factors, refer to the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

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Additional Contact:

Melanie Tolley

Corporate Vice President, Communications

Fiserv

262-879-5098

Melanie.tolley@fiserv.com

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com